Exhibit 21

SUBSIDIARIES OF INTERVAL LEISURE GROUP, INC.

At December 31, 2012

Name	Jurisdiction of Organization
Aston Hotels & Resorts, LLC	Hawaii
Aston Hotels & Resorts Nevada, LLC	Nevada
Interval Acquisition Corp.	Delaware
ICR Finance Services, Inc.	Florida
IIC Holdings, Incorporated	Delaware
ILG International Holdings, Inc.	Florida
ILG Lux Holdings S.a.r.l.	Luxembourg
ILG Lux Holdings II S.a.r.l.	Luxembourg
ILG Lux Finance S.a.r.l.	Luxembourg
ILG Management, LLC
Intercambios Internacionales de Vacaciones Interval International España SA	Spain
Intercambios Internacionales de Vacaciones S.A. de C.V.	Mexico
Interval European Holdings Limited	England and Wales and Delaware (dual)
Interval Holdings, Inc.	Delaware
Interval International Argentina S.A.	Argentina
Interval International Brasil Serviços Ltda.	Brazil
Interval International de Colombia, S.A.	Colombia
Interval International Devre Mulk Turizm Limited Sirketi	Turkey
Interval International Eastern Canada, Inc.	Canada (Ontario)
Interval International Egypt Ltd.	Egypt
Interval International Finland Oy	Finland
Interval International France S.A.	France
Interval International FZE	United Arab Emirates (Dubai)
Interval International GmbH	Germany
Interval International Greece Ltd.	Greece
Interval International Holdings, Inc.	Florida
Interval International Holdings Mexico, S.A. de C.V.	Mexico
Interval International, Inc.	Florida
Interval International India Private Limited	India
Interval International Italia SRL	Italy
Interval International Limited	England and Wales
Interval International Overseas Holdings, Inc.	Florida
Interval International Singapore (Pte) Ltd.	Singapore
Interval International South Africa (Pty) Ltd.	South Africa
Interval Leisure Group UK Holdings Limited	England and Wales
Interval Leisure Group UK Holdings (No. 2) Limited	England and Wales
Interval Resort & Financial Services, Inc.	Florida
Interval Servicios de Mexico S.A. de C.V.	Mexico
Interval Software Services (Europe) Limited	Northern Ireland
Interval Software Services, LLC	Florida
Interval Travel Limited	England and Wales
Interval UK Holdings Limited	England and Wales
Interval Vacation Exchange, Inc.	Delaware
Intervalo Internacional Prestaçao da Serviços Lda	Portugal
Management Acquisition Holdings, LLC	Delaware
Maui Condo and Home, LLC	Hawaii
Meragon Financial Services, Inc.	North Carolina
Meridian Financial Services, Inc.	North Carolina
Organización Interval International, C.A.	Venezuela
Owners’ Resorts & Exchange, Inc.	Utah
Paradise Vacation Adventures, LLC	Hawaii
REP Holdings, Ltd.	Hawaii

RQI Holdings, LLC	Hawaii
TA Resort Servicing Mexico, S.A. de C.V.	Mexico
TPI Management — Canada, Inc.	Canada (British Columbia)
Trading Places International, LLC	California
Vacation Holdings Hawaii, Inc.	Delaware
Vacation Resorts International	California
VRI-ORE, LLC	Utah
Worldex Corporation	Florida
Worldwide Vacation & Travel, Inc.	Florida
XYZII, Inc.	Washington